Exhibit 10.2

POWER INTEGRATIONS, INC.

LETTER AGREEMENT RE: EXECUTIVE OFFICER BENEFITS AGREEMENT

This Letter Agreement Re: Executive Officer Benefits Agreement (the “Letter Agreement”) is made and entered into as of August 1, 2022 (the “Effective Date”), by and between Power Integrations, Inc., a Delaware corporation, (the “Company”) and Yang Chiah Yee (“Executive”).

Whereas, Executive is an executive officer of the Company and possesses valuable knowledge of the Company, its business and operations, and the markets in which the Company competes, and the Company desires to supplement Executive’s employment arrangements so as to provide additional benefits to the Executive to encourage Executive to continue to devote his attention and dedication to the Company and its business.

Whereas, the Company and Executive previously entered into an Executive Officer Benefits Agreement by and between the Company and Executive, dated June 14, 2021 (the “EOBA”).

Now, Therefore, in consideration of the mutual agreements, covenants and considerations contained herein, the undersigned hereby agree and acknowledge that, notwithstanding the definition of “Senior Executive” set forth in the EOBA, for the purposes of the EOBA Executive is hereby deemed a “Senior Executive” thereunder as of the Effective Date.

In Witness Whereof, the undersigned have executed this Letter Agreement, intending to be legally bound as of the Effective Date.

COMPANY:	Power Integrations, Inc. By: /s/ BALU BALAKRISHNAN Name: Balu Balakrishnan Title: President and CEO

EXECUTIVE:	/s/ YANG CHIAH YEE Yang Chiah Yee